U.S. SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported):  August 24,1998

                     REAL GOODS TRADING CORPORATION
         (Exact name of registrant as specified in its charter)

        California              0-22524            68-0227324
 (State or other jurisdiction  (Commission         (IRS Employer
        of incorporation)       File Number)        ID Number)

     555 Leslie Street, Ukiah, CA                  95482
(Address of principal executive offices)         (Zip code)

            Registrant's telephone number  (707) 468-9292

SIGNATURES

Pursuant to the requirements on the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              REAL GOODS TRADING CORPORATION
                                        (Registrant)

Date: August 24, 1998             By:[S]LESLIE B. SEELY
                                        Leslie B. Seely
                                        Chief Financial Officer

                       ATTACHMENT A

For More Information:    Leslie B. Seely, Chief Financial Officer
                         Ronald A. Zell, President
                         (707) 468-9292

                     For Immediate Release

           Real Goods Announces Stock Repurchase Program

Ukiah, California, August 24, 1998...Real Goods Trading Corporation (Nasdaq: RGTC and Chicago Stock Exchange: RGT) announced today that its Board of Directors has approved a stock repurchase program authorizing Company management to repurchase up to $100,000 worth of Company Common Stock in open market and private purchases. The Company indicated that it believed that the stock was an attractive buy at the current market prices. Company CEO John Schaeffer commented, "With our new management team on board developing a new three year strategic plan and with our stock trading at historic lows, we think the stock is selling at a bargain price right now."

Real Goods Trading Corporation sells a broad range of energy and conservation products through its catalogs and retail stores (call 800.762.7325 for a free catalog). The Company believes that it is the largest retailer of these products in the world. The Corporation's common stock is publicly traded on the Chicago Stock Exchange under the symbol"RGT", on the Nasdaq Small Cap Under the symbol"RGTC", and through a bulletin board for the purchase and sale of its stock on its web site http://www.realgoods.com).

The foregoing statements contained herein may be deemed to be "forward looking statements". The Company's implementation the above-mentioned stock repurchase program is subject not only to the Company's form 10-KSB for the fiscal year ended March 31, 1998 and form 10-QSB for the quarter ended June 27, 1998, but also to market conditions, alternative uses of cash, and day to day operating decisions.